UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

Cynapsus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Canada	001-37426	98-1226819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Richmond Street West, Toronto, Ontario, Canada (Address of principal executive offices)	M6J 1C9 (Zip Code)

Registrant’s telephone number, including area code: 416-703-2449

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Arrangement Agreement

On August 31, 2016, Cynapsus Therapeutics Inc., a corporation organized under the federal laws of Canada (“Cynapsus”), entered into an Arrangement Agreement (the “Arrangement Agreement”) among Sunovion Pharmaceuticals Inc., a Delaware corporation (“Parent”), and Sunovion CNS Development Canada ULC, an unlimited liability company existing under the laws of British Columbia, Canada (“Acquiror”), a wholly-owned subsidiary of Parent. The Parent is an indirect wholly-owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd., a leading Japanese pharmaceutical company headquartered in Osaka, Japan. Capitalized terms used herein without a definition have the meanings given to such terms in the Arrangement Agreement.

The Arrangement Agreement provides for, among other things, an arrangement (the “Arrangement”) pursuant to which the Acquiror will acquire, directly or indirectly, all of the outstanding Common Shares of Cynapsus for US$40.50 in cash per Common Share, subject to the terms and conditions of the Arrangement Agreement. Holders of outstanding Warrants and Options of Cynapsus will receive a cash payment equal to the difference between US$40.50 and the exercise price of such Warrant or Option. On the date of the closing of the Arrangement, Cynapsus will become a direct wholly-owned subsidiary of Acquiror.  The Board of Directors of Cynapsus (the “Board”) has unanimously approved the Arrangement Agreement, determined that the Arrangement, upon the terms and subject to the conditions set forth in the Arrangement Agreement, is in the best interests of Cynapsus and its Securityholders (as defined below), and unanimously recommended the Securityholders (as defined below) vote in favor of the Arrangement. See “Voting and Support Agreements” below.

The completion of the Arrangement is subject to the affirmative votes of: (i)  at least 66⅔% of the votes cast on the Arrangement Resolution by holders of Common Shares of Cynapsus (“Shareholders”) and holders of Warrants of Cynapsus (“Warrantholders,” and together with the Shareholders, “Securityholders”), voting as a single class, present in person or represented by proxy at the Meeting, and (ii) a majority of the votes attached to the Common Shares of Cynapsus held by Shareholders present in person or represented by proxy at the Meeting excluding for this purpose votes attached to Common Shares required to be excluded pursuant to Canadian Multilateral Instrument 61-101 – Protection of Minority Shareholders in Special Transactions, each Common Share entitling the holder thereof to one vote on the Arrangement Resolution.

The Arrangement also must be approved by the Ontario Superior Court of Justice (Commercial List) pursuant to an Interim Order and Final Order. In addition, the Arrangement is subject to other customary closing conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The obligation of each party to the Arrangement Agreement to close the Arrangement is also subject to, without limitation, certain mutual conditions and the continued (i) accuracy of the representations and warranties made and (ii) compliance with the covenants agreed to by the other party, or other parties, as applicable, to the Arrangement Agreement, in each case, subject to certain materiality standards as set forth in the Arrangement Agreement. Furthermore, the Acquiror’s obligation to close the Arrangement is subject to, without limitation, the absence of certain legal restraints and the absence of any Material Adverse Effect in respect of Cynapsus. The parties anticipate that the Arrangement will close in the fourth quarter of 2016.

Acquiror, Parent and Cynapsus have each agreed to customary representations, warranties and covenants in the Arrangement Agreement. As more fully described in the Arrangement Agreement, the Arrangement Agreement includes, among other things, covenants and agreements relating to the conduct of the business of Cynapsus between the date of the signing of the Arrangement Agreement and the consummation of the Arrangement. The Arrangement Agreement contains a non-solicitation covenant prohibiting Cynapsus from soliciting or accepting any alternative Acquisition Proposal or participating in any discussions or negotiations or furnishing to third parties any information with respect thereto, but permits Cynapsus, in certain circumstances to terminate the Arrangement Agreement and accept a Superior Proposal, subject to fulfilling certain conditions.

The Arrangement Agreement contains certain termination rights for both Acquiror and Cynapsus, including, without limitation, the right of either party to terminate the Arrangement Agreement, subject to certain terms and conditions, if (i) the Arrangement has not been completed prior to December 31, 2016 (subject to potential two month extension for failure to obtain certain regulatory approval), or (ii) certain representations and warranties of an applicable other party are untrue or incorrect, or the applicable other party is in default of certain covenants or obligations under the Arrangement Agreement, as more fully described therein. Additionally, subject to the terms and conditions set forth in the Arrangement Agreement, Cynapsus may terminate the Arrangement Agreement if, prior to approval by Securityholders of the Arrangement Resolution, the Board authorizes Cynapsus to enter into a written agreement with respect to a Superior Proposal, and approves or recommends a Superior Proposal, provided that Cynapsus has paid to Acquiror the termination payment of US$24 million in cash. The Acquiror also may terminate the Arrangement Agreement if, among other reasons, (i) the Meeting has not occurred on or before October 17, 2016 or (ii) Dissent Rights have been exercised with respect to more than 15% of the issued and outstanding Common Shares of Cynapsus. Upon termination of the Arrangement Agreement under certain circumstances, including the acceptance of a Superior Proposal, Cynapsus could be required to pay a termination payment to Acquiror of US$24 million in cash.

A copy of the Arrangement Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement.

The Arrangement Agreement and the above description have been included to provide investors and Securityholders with information regarding the terms of such document. They are not intended to provide any other factual information about the parties to the Arrangement Agreement or their respective subsidiaries, affiliates or equity holders. The Arrangement Agreement contains representations and warranties by each of the parties to the Arrangement Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Arrangement Agreement were made solely for the benefit of the parties to the Arrangement Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Arrangement Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such documents, as applicable, which subsequent information may or may not be fully reflected in public disclosures by Cynapsus. Accordingly, investors should read the representations and warranties in such documents not in isolation but only in conjunction with the other information about Cynapsus that it includes in reports, statements and other filings it makes with the United States Securities and Exchange Commission (“SEC”).

Voting and Support Agreements

Concurrently with the execution of the Arrangement Agreement, each of the officers and directors of Cynapsus, and Dexcel Pharma Technologies Ltd. (“Dexcel”) and Dexxon Holdings Ltd. (“Dexxon,” together with Dexcel, Cynapsus’s largest Shareholder) (collectively, the “Specified Securityholders”), holding in the aggregate approximately 18.33% of the Cynapsus securities entitled to vote to approve the transaction, have entered into Voting and Support Agreements with Acquiror (the “Cynapsus Support Agreements”), providing, among other things, that the Specified Securityholders, upon the terms and subject to the conditions set forth therein, (a) will vote their Subject Shares (i) in favor of the Arrangement and (ii) against any competing Acquisition Proposal and any amendment of Cynapsus’s articles of incorporation or bylaws or other transaction delaying or preventing the Arrangement, and (b) will not sell or otherwise transfer their Subject Shares or Convertible Securities, except in connection with the Arrangement.

The form of the Cynapsus Support Agreement executed by the directors and officers of Cynapsus, and the form of Cynapsus Support Agreement executed by Dexcel and Dexxon, attached hereto as Exhibits 10.1 and 10.2, respectively, are incorporated herein by reference. The foregoing description of the Cynapsus Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Cynapsus Support Agreements. Capitalized terms used above without definition have the meanings given such terms in the Cynapsus Support Agreements.

Adagio Amending Agreement

Cynapsus and the former shareholders of Adagio Pharmaceuticals Ltd. (“Adagio”) previously entered into a share purchase agreement dated as of December 22, 2011, as subsequently amended as of January 28, 2015 (the “Share Purchase Agreement”), pursuant to which Cynapsus acquired Adagio.

In connection with the execution of the Arrangement Agreement on August 31, 2016, Cynapsus and the former shareholders of Adagio entered into a Share Purchase Agreement Amending Agreement, which amended the Share Purchase Agreement (the “Adagio Amending Agreement”) to provide, without limitation, that if an Acquisition of Cynapsus (which would include the Arrangement) is completed prior to Successful Completion of the final safety study for APL-130277 and the first public announcement of the top-line data of the final safety study, then the remaining purchase price still potentially payable to the former shareholders of Adagio in the aggregate amount of Cdn$2,500,000 shall be paid in cash (rather than in Common Shares, as was originally contemplated in the Share Purchase Agreement) by Cynapsus, on the date on which the Acquisition is completed. Anthony Giovinazzo, the President and Chief Executive Officer of Cynapsus, was previously a significant shareholder of Adagio and is entitled to a significant portion of any such payment to be made.

A copy of the Adagio Amending Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the Adagio Amending Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Adagio Amending Agreement. Capitalized terms used above without definition have the meanings given such terms in the Adagio Amending Agreement.

Item 7.01	Regulation FD Disclosure.

On August 31, 2016, Cynapsus and the Parent jointly issued a press release announcing the proposed transaction. A copy of the press release is being furnished as Exhibit 99.1 and shall not be deemed filed under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).

Additional Information and Where to Find It

In connection with the proposed transaction, Cynapsus has filed and will be filing additional documents with the SEC. Upon receipt of an Interim Order in respect of the Arrangement, Cynapsus will be mailing an information circular to its Securityholders in connection with the proposed transaction (the “Information Circular”). SECURITYHOLDERS ARE URGED TO READ THE INFORMATION CIRCULAR WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ACQUIROR, PARENT, CYNAPSUS AND THE PROPOSED TRANSACTION. Securityholders may obtain free copies of that document (when it is available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov. Securityholders will be able to obtain free copies of the Information Circular and other documents filed by Cynapsus on the System for Electronic Document Analysis and Retrieval website maintained by the Canadian Securities Administrators at www.sedar.com. Securityholders may obtain free copies of the documents filed by Cynapsus with the SEC on Cynapsus’s website at www.cynapsus.ca under the heading “Investors” and then under the heading “SEC/EDGAR.”

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Further, this communication does not constitute a solicitation or recommendation statement under the rules and regulations of the SEC or other United States applicable laws.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of applicable securities laws, including, without limitation, statements relating to the proposed acquisition of Cynapsus, including (i) receipt of Securityholder, court and regulatory approvals of, and the satisfaction of other conditions for, such transaction and (ii) the anticipated benefits, timing and closing of such transaction. These forward-looking statements include information about possible or assumed future events. These forward-looking statements are based on current expectations and beliefs and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ from those anticipated in such forward-looking statements as a result of risks and uncertainties, and include, but are not limited to, Shareholder and Warrantholder approval of the proposed transaction; Cynapsus’s ability to obtain court, regulatory and other approvals in connection with the proposed transaction; uncertainties as to the timing of the completion of the transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction and those factors identified under the caption “Risk Factors” in Cynapsus’s Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 10, 2016, and its other filings and reports in the United States with the SEC available on the SEC’s web site at www.sec.gov, and in Canada with the various Canadian securities regulators, which are available online at www.sedar.com. Furthermore, unless otherwise stated, the forward-looking statements contained in this current report on Form 8-K are made as of the date of this report, and Cynapsus has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description
2.1*	Arrangement Agreement among Acquiror, Parent and Cynapsus dated August 31, 2016.
2.2	Share Purchase Agreement Amending Agreement dated August 31, 2016 among Cynapsus and the former shareholders of Adagio.
10.1	Form of Voting and Support Agreement (for directors and officers of Cynapsus).
10.2	Form of Voting and Support Agreement (for Dexcel and Dexxon)
99.1	Press release dated August 31, 2016.

______________

* Certain disclosure schedules have been omitted. Cynapsus hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC, upon request; provided, however, that Cynapsus may request confidential treatment pursuant to Rule 24b-2 of the U.S. Exchange Act, for any such schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNAPSUS THERAPEUTICS INC.

Date: September 1, 2016	By:	/s/ Andrew Williams
	Name:	Andrew Williams
	Title:	Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Arrangement Agreement among Acquiror, Parent and Cynapsus dated August 31, 2016.
2.2	Share Purchase Agreement Amending Agreement dated August 31, 2016 among Cynapsus and the former shareholders of Adagio.
10.1	Form of Voting and Support Agreement (for directors and officers of Cynapsus).
10.2	Form of Voting and Support Agreement (for Dexcel and Dexxon)
99.1	Press release dated August 31, 2016.

______________

* Certain disclosure schedules have been omitted. Cynapsus hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC, upon request; provided, however, that Cynapsus may request confidential treatment pursuant to Rule 24b-2 of the U.S. Exchange Act, for any such schedule so furnished.